SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the Appropriate Box:

[ ]  Preliminary Information Statement

[ ]  Confidential, for Use of the Commission Only

[X]  Definitive Information Statement

                                  ALPHARX, INC.

Payment of Filing Fee (Check the Appropriate Box)

[X]  No fee required

[ ]  Fee computed  on table below per Exchange Act Rules 14c-5(g) and 0-11

     (1)  Title of each class of securities to which the transaction applies:

     (2)  Aggregate Number of Securities to which transaction applies:

     (3) Per Unit Price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed Maximum Aggregate Value of Transaction:

     (5)  Total Fee Paid:

[ ]  Fee Paid with preliminary materials

[X] Check Box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  ALPHARX, INC.
                             200-168 KONRAD CRESCENT
                        MARKHAM, ONTARIO, CANADA L3R 9T9
                            TELEPHONE (905) 479-3245

                                 August 2, 2004

To Our Stockholders:

This Information Statement, which is being mailed to the stockholders of AlphaRx, Inc. (variously, "we", "us", and "our") on or about August 2, 2004, is furnished in accordance with the requirements of Regulations 14C promulgated under the Securities Exchange Act of 1934, as amended.

Notice is hereby given that the holders of a majority of our outstanding stock have acted by written consent to approve the following actions:

     (1) to authorize our Board of Directors to amend our restated certificate of incorporation to increase the number of shares of common stock we are authorized to issue from 100,000,000 to 250,000,000 shares; and

     (2) to authorize of the adoption of a new option plan so that we may issue up to an additional 24,000,000 shares of common stock to our management.

     Only stockholders of record at the close of business on July 15, 2004 are being given notice of this Action by Written Consent. Since the actions above have been approved by a majority of the outstanding shares of our common stock, no proxies were or are being solicited.

  THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO
STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER
DESCRIBED HEREIN.

                                        Thank you for your continued support.

                                        Sincerely,

                                        Michael Lee
                                        Chairman of the Board of Directors

                                  ALPHARX, INC.
                             200-168 KONRAD CRESCENT
                        MARKHAM, ONTARIO, CANADA L3R 9T9
                            TELEPHONE (905) 479-3245

             NOTICE OF ACTION TO BE TAKEN BY WRITTEN CONSENT OF THE
                                  STOCKHOLDERS

An Action By Written Consent in lieu of a Special Meeting of Stockholders of AlphaRx, Inc., a Delaware corporation (variously, "we" "us" "our"), has been taken in regard to the following actions:

     (1) to authorize our Board of Directors to amend our restated certificate of incorporation to increase the number of shares of common stock we are authorized to issue from 100,000,000 to 250,000,000 shares; and

     (2) to authorize of the adoption of a new option plan so that we may issue up to an additional 24,000,000 shares of common stock to our management.

There will be no vote by our stockholders on these actions because each of them has already been approved by the written consent of a majority of the outstanding shares of our common stock.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
                                SEND US A PROXY.

                        VOTING SECURITIES AND RECORD DATE

The common stock of AlphaRx is the only outstanding class of securities. At the close of business on July 15, 2004, there were 17,020,082 shares of common stock issued and outstanding. This information Statement was first mailed to our stockholders on or about August 2, 2004.

                        QUORUM AND PRINCIPAL STOCKHOLDERS

Approval of all matters specified in the specified in the Written Consent required the affirmative consent of a majority of the issued and outstanding shares of our common stock.

                                    ACTION 1

         TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION OF ALPHARX
          TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

GENERAL

The Board has considered, deemed advisable, and adopted a resolution approving and recommending to the stockholders an amendment to our restated certificate of incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 250,000,000. This action has been approved by a majority of our outstanding shares of Common Stock.

The Board now has the discretion to implement this action at any time prior to our 2005 annual meeting of stockholders. Our Board does not intend to issue any Common Stock except on terms that the Board deems to be in both our and our stockholders' best interests.

The text of the form of amendment to our restated certificate of incorporation that will be filed with the Secretary of State of Delaware to effect this action is set forth in Appendix A; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of Delaware and as the Board deems necessary and advisable to effect this action.

PURPOSE OF THIS ACTION 1

Of the 100,000,000 shares of Common Stock currently authorized, as of July 22, 2004, 40,773,122 shares were issued and outstanding, and 57,221,177 shares were reserved for issuance upon the exercise of outstanding warrants and stock options. As a result, approximately 2,005,071 shares of Common Stock remain available for future issuance.

In July 2004, we entered into a series of agreements with multiple investors to issue up to approximately 33,333,333 units, each unit consisting of one share of our Common Stock and one warrant to buy one share of our Common Stock, in exchange for an aggregate payment of approximately $5 million. The consummation of these transactions will take place in two closings. At the first closing, we sold an aggregate of $3 million worth of units with all proceeds going into an escrow account. These funds were released to us, pro rata, based on the aggregate subscriptions accepted by us before or after the first closing. At the first closing of this private placement transaction, we were also required to issue approximately 5,740,000 shares of common stock in lieu of paying the balance of certain promissory notes in the face amount of $580,000 and with a transaction value of $861,000, based upon the terms thereof which require conversion at 66.67% of the price of securities in the private placement, together with shares to be issued in lieu of interest thereon. At the second and final closing, all remaining funds will be released to us, but the final closing is conditioned upon our stockholders approving this amendment to our Articles of Incorporation increasing the number of authorized shares of Common Stock from 100,000,000 to 250,000,000. If the final closing does not occur by September 30, 2004, the balance of the funds remaining in the escrow account will be returned to the appropriate investors.

We believe that this round of financing will allow us to support our current business plans and to continue our operations for the next 18 months. The net proceeds of this offering will be used for the following purposes: (a) to advance our Indaflex product to human clinical trials, (b) to expand our Flexogan marketing activities in Canada and to initiate marketing activities in the United States; (c) to expand the development of our product suite and our delivery technology; (d) the repayment of certain outstanding indebtedness in the form of convertible promissory notes, and (e) working capital for general corporate purposes.

It is anticipated that pursuant to this financing and the related equity issuance, as described above, that we may need to issue and reserve for issuances up to an aggregate of approximately 142,000,000 shares of our Common Stock, including the issuance of securities that would be convertible into and/or exercisable for shares of our Common Stock. This includes shares of Common Stock that would be issued pursuant to this financing, shares needed to provide for our outstanding warrants and options under the new option plan, as outlined below. Accordingly, we believe that an increase in the number of authorized shares of our Common Stock is prudent in order to assure that a sufficient number of shares of our Common Stock are available for issuance in the future if the Board deems future issuances to be in our and our stockholders' best interests.

BOARD DISCRETION TO IMPLEMENT THIS ACTION 1

This action will only be effected only upon a determination by the Board that it is in the best interests of both our stockholders and us. Such determination shall be made prior to our 2005 annual meeting of stockholders. Notwithstanding the approval of the amendment to our restated certificate of incorporation the Board may, in its sole discretion, abandon the action and if the Board determines prior to the effectiveness of any filing with the Delaware Secretary of State not to effect the action, as permitted under Section 242(c) of the Delaware General Corporation Law.

EFFECT OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

Upon the effectiveness of the amendment, the number of authorized shares of our Common Stock that are not issued or outstanding would increase. As of July 22, 2004, we had 100,000,000 shares of authorized Common Stock and 97,148,881 shares of Common Stock issued and outstanding (on a fully diluted basis). The issuance in the future of additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. In addition, the effective increase in the number of authorized but unissued shares of our Common Stock may be construed as having an anti-takeover effect. Although we did not undertake this action for this purpose, we could, subject to the Board's fiduciary duties and applicable law, issue such additional authorized shares to purchasers who might oppose a hostile takeover bid or any efforts to amend or repeal certain provisions of our restated certificate of incorporation or bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of us through a transaction opposed by the Board.

The table below shows (i) the sum our outstanding shares of Common Stock on July 15, 2004 and the 26,666,666 (fully diluted) shares of Common Stock which we may be required to issue in connection with the second closing of the Financing,
(ii) the sum of the shares of Common Stock reserved for issuance as of July 15, 2004 pursuant to options, warrants, contractual commitments or other arrangements that are independent of the second closing of the Financing and the shares of Common Stock that would be reserved for issuance based upon securities issuable upon the occurrence of the second closing of the Financing, (iii) the number of shares of Common Stock which we will have available for issuance once the amendment to our Articles of Incorporation is filed, taking into account the shares issued or issuable pursuant to clauses (i) and (ii), and (iv) the number of shares of Common Stock which we will have available for issuance without the adoption and filing of the amendment, taking into account the shares issued or issuable pursuant to clauses (i) and (ii). The table does not take into account fractional share issuance.

Shares of Common Stock Issuable                                       Percentage of Outstanding Shares (once Amendment is effective)
-------------------------------                                       --------------------------------------------------------------
Shares Outstanding as Provided for in (i):                                                           59.39%
148,482,214

Shares Reserved for Issuance as provided for in (ii):  78,128,799                                    31.25%

Total  Number of Shares  Available  for  Issuance as  provided  for in                               40.63%
(iii): 101,571,186

Number of Shares  Available  for Issuance  Without the Adoption of the                                 0%
Amendment as provided for in (iv): 0

EFFECTIVE DATE

The amendment to our restated certificate of incorporation will become effective as of its filing with the office of the Secretary of State of Delaware.

REQUIRED VOTE

This action has been approved by a majority of the outstanding our common stock in an action by Written Consent. No further vote is required or will be taken.

                                    ACTION 2

                RATIFICATION OF THE ADOPTION OF A NEW OPTION PLAN

GENERAL

The Board of Directors believes that our existing stock option is no longer adequate for our future needs. The Board of Directors has approved the adoption of a new option plan (the "Plan") in order for us to attract and retain key employees through the opportunity for investment in our Common Stock. Since the Plan has been approved by a majority of our outstanding Common Stock, the Plan will replace the existing option plan and no further options will be granted under the existing plan.

The Plan will enable us to issue stock, or grant options from time to time to employees. In addition, at the discretion of the Board of Directors, stock or options may from time to time be granted under the Plan to other individuals, including consultants or advisors, who contribute to our success but are not our employees. The Plan is intended to aid us in maintaining and developing a management team, attracting qualified officers and employees capable of assuring our future success and rewarding those individuals who have already contributed to our past success. The entire Plan, including an appendix covering residents of the United States, is attached in Appendix B attached to this proxy statement.

PURPOSE OF THE PLAN

The Plan is intended to provide an incentive to retain, our employees, persons of training, experience and ability; to attract new employees, directors, consultants and service providers; to encourage the sense of proprietorship of such persons; and to stimulate the active interest of such persons in the our development and financial success by providing them with opportunities to purchase shares in us.


ADMINISTRATION OF THE PLAN

Our Board of Directors shall have the power to administer the Plan. To the extent permitted under applicable law, our Board of Directors may delegate its powers under the Plan, or any part thereof, to a committee to administer the Plan instead of the Board of Directors, in which case, any reference to the Board of Directors in the Plan with respect to the rights so delegated shall be construed as reference to the committee. Notwithstanding the foregoing, our Board of Directors shall automatically have residual authority (i) if no committee shall be constituted, (ii) with respect to rights not delegated by our Board of Directors to the committee, or (iii) if such committee shall cease to operate for any reason whatsoever.

The committee, if appointed, shall select one of its members as its Chairman and shall hold its meetings at such times and places as the Chairman shall determine. The committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

The committee shall have full power and authority subject to the approval of our Board of Directors to the extent required under applicable law: (i) to designate who will receive options; (ii) to determine the terms and provisions of respective option agreements to be entered into between the option recipients and us (which need not be identical) including, but not limited to, the number of shares to be covered by each option, provisions concerning the time or times when and the extent to which the options may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture; (iii) to accelerate the right of a person who receives an option to exercise, in whole or in part, any previously granted option; (iv) to interpret the provisions and supervise the administration of the Plan; (v) to determine the fair market value of the shares; (vi) to designate the type of options to be granted to an person; (vii) to determine any other matter which is necessary or desirable for, or incidental to, the administration of the Plan.

Our Board of Directors and/or the committee shall have the authority to grant, in its discretion, to the holder of an outstanding option, in exchange for the surrender and cancellation of such option, a new option having a purchase price equal to, lower than or higher than the exercise price of the original option so surrendered and cancelled, and containing such other terms and conditions as the committee may prescribe in accordance with the provisions of the Plan.

Subject to the our incorporation documents, all decisions and selections made by our Board of Directors or the committee pursuant to the provisions of the Plan shall be made by a majority of its members except that no member of our Board of Directors or the committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of our Board of Directors or the committee relating to any option to be granted to that member. Any decision reduced to writing shall be executed in accordance with the provisions of our incorporation documents, as the same may be in effect from time to time.

The interpretation and construction by the committee of any provision of the Plan or of any option agreement shall be final and conclusive unless otherwise determined by our Board of the Directors.

Subject to our incorporation documents decision, and to all approvals legally required, each member of our Board of Directors or the committee shall be indemnified and held harmless by us against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with our approval) arising out of any act or omission to act in connection with the Plan unless arising out of the member's own fraud or bad faith, to the extent permitted by applicable law. The indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under our incorporation documents, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

PERSONS ELEGIBLE TO PARTICIPATE IN THE PLAN

The persons eligible for participation in the Plan shall include our employees, our consultants and/or the providers of other important services to us. The grant of an option hereunder shall neither entitle the person receiving it to participate nor disqualify him or her from participating in, any other grant of options pursuant to the Plan or any other option or share plan of ours or our affiliates.

TYPES OF AWARDS GRANTED UNDER THE PLAN

Options:

The committee may grant options under the Plan to purchase stock which may be either non-qualified stock options or incentive stock options. The purchase price of a share of stock under each option shall not be less than the fair market value of a share of stock on the date the option is granted. The option shall be exercisable in accordance with the terms established by the committee.

Stock Appreciation Rights:

The committee may grant a stock appreciation right ("SAR") in connection with all or any portion of a previously or contemporaneously granted option or independent of any option grant. A SAR entitles the person receiving it to receive the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the committee. The exercise price may not be less than 100% of the fair market value of the stock at the time the SAR is granted. Such excess amount shall be payable as determined by the committee.

TAXES

Any tax consequences to any one granted an award under the Plan will be the sole responsibility of the person granted the award. We and our affiliates will withhold all taxes according to the requirements of the applicable laws, rules, and regulations, including taxes at the source of the award. Also, any one granted an award under the Plan will be required to execute an indemnity agreement with us that allows us to be held harmless for any liability for any tax, interest or penalty on any award, including withholding taxes of any kind whatsoever.

TERMINATION AND AMENDMENT OF THE PLAN

Our Board of Directors, in its sole discretion, may amend, modify or terminate the 2004 Plan at any time without restriction. However, no amendment may, without stockholder approval increase the total number of shares of stock which may be issued under the 2004 Plan (other than increases to reflect stock dividends, stock splits or other relevant capitalization changes).

EFFECT OF ACTION 2

24,000,000 of authorized shares of our Common Stock that are not issued or outstanding would be reserved for implementation of the new option plan. Although no grants have been made under the Plan, it is anticipated that our existing management will likely receive substantial grants under the Plan.

                        NEW BENEFITS UNDER THE 2004 PLAN

NAME AND POSITION                                DOLLAR VALUE OF AWARD IN U.S. $               NUMBER OF OPTIONS
-----------------                                -------------------------------               -----------------
Michael  Lee,  CEO and Chairman of the Board of               900,000                               6,000,000
Directors

Marcel Urbanc, CFO                                              3,000                                  20,000

Michael Weisspapir, Chief Medical Officer                     450,000                               3,000,000

Joseph Schwarz, Chief Scientist                               450,000                               3,000,000

Dr. Ford Moore, Director                                       45,000                                 300,000

Dr. David Milroy, Director                                     45,000                                 300,000

Sandro Persia, Secretary of the Company                         3,000                                  20,000

Executive Group                                             1,806,000                              12,040,000

Non-Executive Director Group                                   45,000                                 600,000

Non-Executive Officer Group                                         0                                       0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of our common stock as of the last Annual Report filed on Form 10-K with respect to: (i) each person known to us to be the beneficial owner of more than five percent of our common stock; (ii) all our directors; and (iii) our directors and executive officers as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below.

TITLE OF CLASS OF STOCK     NAME AND ADDRESS OF          NUMBER OF SHARES OF        NATURE OF OWNERSHIP     PERCENTAGE OF OWNERSHIP
-----------------------     --------------------         --------------------       -------------------     -----------------------
                            BENEFICIAL OWNER             COMMON STOCK
                            ----------------             ------------
Common Stock with a par     Michael Lee                  7,580,726                  Legal                   44.53%
value of U.S. $0.0001       Chairman of the Board of
                            Directors and CEO
                            200-168 Konrad Crescent,
                            Markham, Ontario, Canada
                            L3R 9T9

Common Stock with a par     Dr. Ford Moore               492,579                    Legal                   2.89%
value of U.S. $0.0001       Director
                            200-168 Konrad Crescent,
                            Markham, Ontario, Canada
                            L3R 9T9

Common Stock with a par     Dr. David Milroy             220,000                    Legal/Beneficial        1.3%
value of U.S. $0.0001       Director
                            200-168 Konrad Crescent,
                            Markham, Ontario, Canada
                            L3R 9T9

Common Stock with a par     Marcel Urbanc                20,000                     Beneficial              <0.01%
value of U.S. $0.0001       CFO
                            200-168 Konrad Crescent,
                            Markham, Ontario, Canada
                            L3R 9T9

Common Stock with a par     Joseph Schwarz               602,500                    Legal                   3.54%
value of U.S. $0.0001       Chief Scientist
                            200-168 Konrad Crescent,
                            Markham, Ontario, Canada
                            L3R 9T9

Common Stock with a par     Michael Weisspapir           457,000                    Legal                   2.67%
value of U.S. $0.0001       Chief Medical Officer
                            200-168 Konrad Crescent,
                            Markham, Ontario, Canada
                            L3R 9T9

Common Stock with a par     Sandro Persia                16,000                     Legal                   <0.001%
value of U.S. $0.0001       Secretary of the Company
                            200-168 Konrad Crescent,
                            Markham, Ontario, Canada
                            L3R 9T9
                            200-168 Konrad Crescent,
                            Markham, Ontario, Canada
                            L3R 9T9

Common Stock with a par     Directors and Executive      9,389,305                  Legal                   55.17%
value of U.S. $0.0001       Officers as a Group

EXECUTIVE COMPENSATION

The table below summarizes the compensation received by our chief executive officer for the fiscal years ended September 30, 2003, 2002 and 2001 and each other or our current executive officers who received compensation in excess of $60,000 for services rendered during any of those years ("named executive officers"). None of our other executive officers in excess of $60,000 during such years.

                           SUMMARY COMPENSATION TABLE

                                                       NAME AND PRINCIPAL
                                                       POSITION

FORM OF COMPENSATION          Michael Lee, Chief       Joseph Schwarz, Chief      Michael Weisspapir, Chief    Marcel Urbanc, Chief
                              Executive Officer        Scientist                  Medical Officer              Financial Officer

SALARY AND YEAR               2003-$83,652             2003-$56,992               2003-$46,992                 2003-$13,000
                              2002-$230,000            2002-$150,000              2002-114,000                 2002-$0
                              2001-$74,000             2001-$84,000               2001-$63,000                 2001-$0

ANNUAL BONUS                  $0 for each year         $0 for each year           $0 for each year             $0 for each year

OTHER ANNUAL COMPENSATION     $0 for each year         $0 for each year           $0 for each year             $0 for each year

RESTRICTED STOCK AWARDS AND   2003-$172,500*           2003-$122,500**            2003-$97,500***              $0 for each year
YEAR                          2002-$360,000*           2002-$240,000**            2002-$180,000***
                              2001-$260,000*           2001-$240,000**            2001-$180,000***

SECURITIES UNDERLYING SARS    2003-150,000*            2003-80,000**              2003-80,000***               2003-80,000****
                              2002-0                   2002-0                     2002-0                       2002-0
                              2001-0                   2001-0                     2001-0                       2001-0

LTIP PAYOUTS                  $0 for each year         $0 for each year           $0 for each year             $0 for each year

ALL OTHER COMPENSATION        $0 for each year         $0 for each year           $0 for each year             $0 for each year

* Michael Lee was granted during the fiscal year ended September 30. 2003 a five year option to purchase 150,000 shares of restricted stock with an exercise price of $0.69 per share. Further, Mr. Lee accepted 172,500 shares of restricted common stock in lieu of salary for the for the first two fiscal quarters of 2003, 360,000 shares of restricted common stock in lieu of salary for the first three fiscal quarters of 2002 and 260,000 shares of restricted common stock in lieu of salary for the fiscal year ended 2000 and for the first fiscal quarter of 2001.

** Dr. Joseph Schwarz was granted during the fiscal year ended September 30, 2003 a five year option to purchase 80,000 shares of restricted stock with an exercise price of $0.63 per share. Further, Dr. Schwartz accepted 122,500 shares of restricted common stock in lieu of salary for first two fiscal quarters of 2003, accepted 240,000 shares of restricted common stock in lieu of salary for the first three fiscal quarters of 2002 and 240,000 shares of restricted common stock in lieu of salary for the fiscal year ended 2000 and for the first fiscal quarter of 2001.

*** Dr. Michael Weisspapir was granted during the fiscal year ended September 30, 2003 a five year option to purchase 80,000 shares of restricted stock with an exercise price of $0.63 per share. Further, Dr. Weisspapir accepted 97,500 shares of restricted common stock in lieu of salary for first two fiscal quarters of 2003, accepted 180,000 shares of restricted common stock in lieu of salary for the first three fiscal quarters of 2002 and 180,000 shares of restricted common stock in lieu of salary for the fiscal year ended 2000 and for the first fiscal quarter of 2001.

**** Marcel Urbanc was granted during the fiscal year ended September 30, 2003 a five year option to purchase 80,000 shares of restricted stock with an exercise price of $0.63 per share

Option Grants in Last Fiscal Year

We granted options to our executive officers during fiscal 2003, specifically, Michael Lee, Dr. Schwarz, Dr. Wiesspapir and Marcel Urbanc, as detailed above in the Summary Compensation Table.

REQUIRED VOTE

This action has been approved by a majority of the outstanding our common stock in an action by Written Consent. No further vote is required or will be taken.

                                  OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action in the written consent other than the matters referred to above.



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


            DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" information statements. This means that only one copy of this information statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this information statement and any accompanying materials to you if you write us at 200-168 Konrad Crescent, Markham, Ontario, Canada L3R 9T9, or call us at (905) 479-3245. If you want to receive separate copies of our corporate documents in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

                                        By Order of the Board of Directors

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
                                SEND US A PROXY.



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


                                   APPENDIX A

                            FORM OF AMENDMENT TO THE
                  CERTIFICATE OF INCORPORATION OF ALPHARX, INC.

                           CERTIFICATE OF AMENDMENTOF

                        AMENDED AND RESTATED CERTIFICATE

                        OF INCORPORATION OF ALPHARX INC.

     AlphaRx Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

I. An amendment to the Corporation's Amended and Restated Certificate of Incorporation, to provide for an increase in the number of authorized shares of the Corporation's common stock, is set forth below, duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and have been consented to in writing by: (a) the board of directors by their unanimous written consent; and (b) the holders of a majority of the outstanding shares entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware.

II. Effective on the close of business August __, 2004, the Corporation effectuated an increase in the number of common shares authorized from 100,000,000 to 250,000,000. The par value of $0.0001 remains the same.

     IN WITNESS WHEREOF, the undersigned hereby duly executes this Certificate of Amendment hereby declaring and certifying under penalty of perjury that this is the act and deed of the Corporation and the facts herein stated are true, this ___ day of August, 2004.

                                        ALPHARX INC.


                                        By: ____________________
                                        Michael Lee, President



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


                                   APPENDIX B

                FORM OF GLOBAL STOCK OPTION PLAN WITH APPENDIXES





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